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Exhibit 99.1

NY/Boston Investor Conference Presentations Oct. 29—Nov. 5, 2002

J. Barbakow Speaking:

Slide: Title Slide

        Good morning and thanks for joining us today.

        Before I get into our formal presentation, I want to first address the issues raised yesterday regarding outliers.

        First, I want to apologize to any of you who tried to reach us yesterday, but whom we were unable to call back immediately. We were trying to return calls, and travel 3,000 miles to get here today, so we just couldn't get back to many of you.

        An analyst issued a research report yesterday, suggesting that Tenet receives a higher than average amount of Medicare outlier payments and that those payments were at risk for some future change in Medicare rules and regulations.

        First, let's get the facts straight.

        Yes, Tenet undoubtedly receives more outlier payments than the average. There are many factors that contribute to this, including higher-than-average acuity at Tenet hospitals, Tenet's many teaching hospitals and our emphasis on large, urban hospitals.

        Additional factors include the charge structure, specific circumstances at certain hospitals, the timing of settling cost reports, and the many factors in the complex formula used to calculate outlier payments.

        Outlier payments are determined on a case-by-case basis, using numerous case-specific, hospital specific and other factors. By their very nature, some hospitals will receive more and some will receive less. Tenet happens to have a number of hospitals that receive more.

        For the record, we are confident that Tenet hospitals are fully compliant with Medicare rules and regulations, including those governing outlier payments, and that Tenet hospitals are entitled to all the payments they receive.

        As to the supposed risk of a change to outliers—frankly, this business is highly regulated and is always subject to change. Medicare routinely makes changes to its reimbursement formulas. That said, we are unaware of any anticipated changes to outliers other than what already went into effect at the beginning of this month.

        On Oct. 1, Medicare implemented a significant increase in the "outlier threshold." This increase will reduce Medicare outlier payments to all hospitals receiving them, including Tenet hospitals.

        This is old news, and we've already incorporated our best estimate of the net impact into our earnings guidance. That guidance includes a projection that Tenet's Medicare outlier reimbursement will comprise approximately 5 percent of total projected net patient revenue for the year.

        Our earnings expectations remain unchanged—both for our current fiscal year and our longer term guidance for the next several years. To that end, let's move on to the presentation we had planned for today, as it focuses not only on our growth expectations, but goes into detail about the many drivers of that growth.....

CHANGE SLIDE

Slide: Forward-Looking Statements

        Somewhere in here, I must give the standard disclaimer. Our remarks are subject to the forward-looking language statements in our public filings. I refer you to those filings for a complete discussion of the various risks and uncertainties that may affect our business.

CHANGE SLIDE

Slide: Investment Highlights

        Let's begin with a quick overview.

        Tenet is one of the leading operators of hospitals in the US.

        Strong top-line growth, combined with excellent cost controls, has pushed all measures of profitability to new highs. And yet, we expect further margin expansion.

        Cash flow has hit record levels, and we expect continued strong trends.

        And, looking ahead, we expect a long period of accelerating demand for our services as the Baby Boomer generation ages, using more and more healthcare services.

CHANGE SLIDE

Slide: Question—What are Growth Drivers?

        A clear question is: "What's driving this growth, and how long can it last?"

        Today, we're going to identify the significant drivers—and distinguish between which are fundamental and long-term, and which may be shorter-term.

CHANGE SLIDE

Slide: Expectations

        But before we break down our drivers, let me review our expectations.

        For the next several years, we expect diluted EPS from operations to grow at a mid- to high-teens rate each year—and potentially higher in some years.

        Recent periods have been examples of those "higher" years—we've reported 11 straight quarters of 20% growth or better.

        Our current fiscal year is another of those—we expect at least 25% growth in EPS from operations.

        So, now let's talk about the factors driving this growth.....

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Slide: Growth drivers—Long-term vs. Short-term

        Our long-term expectation of mid- to high-teens growth is supported by certain fundamental strategies and favorable external factors.

        Some are specific to Tenet—strategies that we believe will create a sustainable competitive advantage. Admissions growth generated by business development efforts, capital investment strategies, clinical development, to name the major ones.

        Others—like favorable demographics—are a rising tide that will float many boats....particularly those that have the capital to buy new sails, a new engine, and so on.

        The possibility of "higher" growth above the mid- to high-teens level is driven by yet other factors that can be somewhat cyclical or lumpy.

        For example, acquisitions. Acquisitions are lumpy. By that, I mean that we will be entirely opportunistic, so we can't forecast them. Accordingly, they are not factored into that baseline long-term guidance of mid- to high-teens.

        Strong pricing trends are another factor that propels our growth above that mid-to high-teens level. In fact, this has been an important driver of our recent growth.

        We have increased charges to compensate for the higher costs of doing business, including labor costs and uncompensated care, and to catch up from artificially depressed rates in the mid- to late- 90s.

        Today's strength may moderate somewhat in the future.

        And if it does, we will be ready. We are taking advantage of the opportunities today to position for the future. We've paid down debt, restructured the balance sheet, and obtained solid investment grade ratings. We have stepped up capital investment into our facilities, readying them for future organic growth. In other words, we are positioning ourselves today to ensure that Tenet is a much stronger company in the future.

        One interesting question to consider: Will the aging baby boomers and tightening hospital capacity create a strong, secular pricing trend? I'm not about to debate that, but some argue it will.

        In any case, we know that pricing is an important growth driver today, so let's look at the components of it.....

CHANGE SLIDE

Slide: Top-line Growth Drivers—Managed Care

        The largest component of our business is commercial, or managed care. This accounts for about 44% of our revenues, and growing.

        The growth stems more from strong pricing trends than from conversion of the patient mix. Most of our markets are very mature managed care markets, so there is little conversion of traditional indemnity business to managed care. In fact, some managed care business has converted back to Medicare, which I'll explain more in a minute.

        The pricing increases are generated by various aspects of our managed care contracting activities.

        Certainly, there are increases in base rates—on average, we are getting increases ranging between 6% to 8%. This has been a pretty consistent level, and we feel comfortable it will continue.

        But there are other elements that increase our overall revenues from managed care.

        Improvements in certain contract terms can improve our overall payments—one example would be obtaining carve-outs or pass-throughs for high-cost items.

        Stop-loss payments are another element. A stop-loss provision protects a hospital from incurring losses above a certain threshold. In states like California, with very high managed care penetration and historically lower managed care per diems, this can appreciably drive what we actually receive in total payment.

        We continue to expect strong managed care pricing trends for the foreseeable future. Why? Because costs like nursing are rising, and payors are continuing to demand impressive premium increases.

        How do we know premiums are rising? Because we're the 47th largest employer in the U.S. and we expect our own employee health benefit costs to rise about 19% in 2003. And in some places even higher. As an employer, those kinds of increases are concerning, but as a provider of healthcare services it bodes well for our future negotiations with payors.

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Slide: Top-line Growth Drivers—Government Programs

        Another element contributing to the current strong pricing trends are government programs. Let's start with Medicare, our second-largest payor category accounting for approximately 32 percent of net revenues.

        After a long decline, Medicare actually grew slightly as a percent of net revenues in our most recent year.

        There are two primary reasons for this.

        First, Medicare is now paying higher rates after imposing significant cuts on all American hospitals through the Balanced Budget Act of 1997. The positive trend continues with moderate rate increases of 2 or 3% in this federal fiscal year.

        The second driver is the fact that many payors are dropping their Medicare HMO products, and patients are returning to traditional Medicare coverage.

        This means that patients are shifting out of what we would count as managed care business back into what we would count as Medicare. Demonstrating this shift, Tenet's Medicare acute admissions as a percent of total admissions rose from 27.5% in fiscal 2000 to 29.9% in fiscal 2002.

        Looking ahead to future Medicare trends, the environment in Washington seems to be best characterized as "benign to positive." Even with the current budget constraints, there is clear recognition that the BBA went too far, and too many hospitals across the country are still struggling. The number of debt downgrades in the not-for-profit sector continues to prove that point.

        There remains some possibility of additional give-backs in a lame duck session after the elections, although we are certainly not counting on it and have not factored it into our expectations.

        What we have factored into our expectations, as I mentioned earlier, is a change in Medicare outlier payments.

        Tenet receives a higher-than-average amount of outlier payments, making this element of reimbursement a significant portion of our total Medicare revenues. In this way, we likely differ from other for-profit hospital companies.

        As I mentioned before, there are a number of factors that contribute to this, among them the charge structure, acuity, the high number of urban and academic hospitals in our portfolio, specific circumstances at individual hospitals, and the many other factors in the complex formula used to determine outlier payments.

        In recent years, the amount of outlier payments we receive has been rising.

        However, a substantial increase in the "outlier threshold" came into effect at the beginning of this month, and we expect this will negatively impact Medicare outlier payments to Tenet. Accordingly, we expect outlier payments to decline this year as a percent of our Medicare revenue.

        But as I said, we had already factored this into our earnings guidance.

        Now, let's turn to Medicaid.

        As you all know, states around the country are facing budget squeezes. With these tightening constraints, there may be some cuts to various state Medicaid programs. These will vary state by state. And certainly we can expect on-going negotiations between state and federal governments as to the level of federal Medicaid contributions.

        Fortunately, total Medicaid reimbursement from all 16 states where we operate amounts to only 8 percent of our net revenue.

CHANGE SLIDE

Slide: Core Growth Drivers—Admissions

        I mentioned earlier the longer term drivers of our core, mid- to high-teens growth. Now let's break them down, starting with admissions.

        Admissions have become a more important growth driver in the past couple years, as this chart shows. Whereas we had averaged approximately 2% growth in same-facility admissions, that has trended at 3% over the past 9 quarters. Going forward, we expect admissions to become a more important growth driver.

        Individual quarters will vary. Thus far, halfway through the current quarter, admission growth is quite strong.

        These overall strong trends are due to several factors. Certainly, we are gaining market share from competitors.

        And several of our markets, including larger ones like California, Texas and Florida, are benefiting from population growth, which will translate into admissions growth.

        Demographics make a very compelling case for robust admissions trends for the next 30 or 40 years.....

CHANGE SLIDE

Slide: Core Growth Drivers—Demographics

        The baby boomers—83 million Americans, representing 1/3 of the total US population—will need increasingly more healthcare services as they age.

        This chart shows hospital use per 1,000 population, by age group.

        Days of hospital care—the top line—rises exponentially with age. The baby boomers are at the base of this exponential incline today—they've hardly begun the climb. And yet, we are already seeing the impact in our business.....

CHANGE SLIDE

Slide: Core Growth Drivers—Demographics

        Quarter after quarter, when we look at admissions by age group, the 40-50 and 50-60 age groups grow the fastest.

        This chart shows the growth in same-facility admissions to Tenet hospitals last year, by age group.

        The Baby Boomers age groups grew about twice as fast as any others, and twice the total.

        This trend has been very consistent every quarter since we began tracking it 9 quarters ago.

CHANGE SLIDE

Slide: Core Growth Drivers—Business Development

        Business development is another driver of core growth.

        This encompasses our capital investment activities to continue to grow and develop our existing hospitals, both through clinical program development and capacity expansion.

        We boosted investments in these kinds of capital projects 48% last year, and expect it to rise another 12% this year—hitting the $1 billion mark.

        Gaining access to new managed care contracts is another growth driver. For example, in Atlanta one of our competitors had an exclusive contract with a major payor—we simply couldn't get a piece of that business. Last year, we finally broke the lock-out—because the payor's enrollees demanded access to our hospital.

        Recruiting new physicians, or getting more admissions from physicians who split their business between 2 or more hospitals, are other business development activities that lead to top-line growth.

        Our rising physician satisfaction ratings signal additional new business opportunities, as our hospitals become the preferred places to practice or to receive care. This is an important part of our strategy, so let's dig a little deeper.....

CHANGE SLIDE

Slide: Core Growth Drivers—Business Development

        Our Target 100 program is designed to achieve 100% satisfaction among patients, physicians and employees.

        All are inter-related—satisfied employees make for satisfied patients and physicians, and that leads to new business.

        Our patient satisfaction rating reached 94%, which is good—but we want to be great.

        So, we've raised the bar—we don't want just "satisfied" patients, we want "very satisfied" patients.

        We're challenging our hospitals to achieve 9s and perfect 10s on a 10-point scale. Already, 83% of our surveyed patients give us those exemplary scores.

        Bringing customer service to the hospital setting will create a sustainable competitive advantage that we believe will drive growth for years to come.

CHANGE SLIDE

Slide: Core Growth Drivers—Clinical

        Clinical improvements also drive growth. The two primary drivers in this area are our emphasis on high acuity services and our Partnership for Change. Both are very important, so I'm going to take just a minute to talk about each one.

CHANGE SLIDE

Slide: Core Growth Drivers—Clinical

        As you know, we've aggressively worked to grow high acuity services like cardiology, neurology, orthopedics and oncology. Our recruiting, development and capital investment are focused on these high acuity areas.

CHANGE SLIDE

Slide: Core Growth Drivers—Clinical

        This kind of program development has driven a significant shift in our business mix. This chart shows growth in same-facility patient days, by mix. As you can see, in fiscal 2002, sub-acute days declined. But our highest acuity services—ICU and CCU—grew 7%.

        This has a very significant impact on our unit revenues, since a sub-acute day might generate revenues in the hundreds per day while an ICU day might generate revenues in the thousands per day.

CHANGE SLIDE

Slide: Core Growth Drivers—Clinical

        Another clinical driver is our Partnership for Change initiative to improve patient outcomes.

        We are working to ensure that our hospitals employ processes that systematically promote best clinical practices.

        For example, administering aspirin and beta blockers to heart attack patients as soon as possible is proven to save lives and limit damage to the heart muscle.

        And yet, according to a national survey published in JAMA last March, only 72% of patients receive aspirin and only 50% receive beta blockers within 48 hours.

        At Tenet's Partnership for Change hospitals, those numbers are 94% and 77%—and that's within 24 hours, half the study's timeframe. And we know that saves lives.

CHANGE SLIDE

Slide: Core Growth Drivers—Clinical

        We also know it saves money. The length of stay declines, the complication rates drop, and that means lower treatment costs.

        Good medicine is also good business. This is the Holy Grail in hospitals, and I think we are farther along this track than anyone else.

CHANGE SLIDE

Slide: Core Growth Drivers: Financial

        Many of the factors I've highlighted today generate strong top-line growth. In this business, where many of our costs are relatively fixed, all that top-line growth gives us operating leverage. And that translates into margin expansion and earnings growth.

        Lower interest costs have been another key driver. We paid down $3 billion in debt in the past 3 years, and refinanced what remained at significantly lower rates. Interest expense declined $129 million in fiscal 2002, and will be even lower in this fiscal year.

        Our share repurchase program, which we began last year, has not been a major driver of earnings growth yet—but could become one in future years.

        We are also benefiting from the operating leverage we get from higher occupancy rates, as the relative margin on incremental admissions is higher. This is likely to be a long-term phenomenon, and not one we've talked much about so let's spend a minute on it.....

CHANGE SLIDE

Slide: Earnings Growth Drivers—Occupancy Rising in Tenet Hospitals

        Occupancy rates in Tenet hospitals have been rising for the past several years—and we expect this rise will continue in future years. This is a function of our ability to grow our business, and of the changing supply/demand equation in the American healthcare system.....

CHANGE SLIDE

Slide: Earnings Growth Drivers—Changing Supply/Demand Equation

        The number of hospitals in the US has been declining for two decades, as shown in the red line on this chart. The number of admissions similarly declined—until the mid-1990s, when it began to rise again.

        Another way to look at it would be the number of hospital beds per 100,000 population.....

CHANGE SLIDE

Slide: Earnings Growth Drivers—Changing Supply/Demand Equation

        ....which is what is shown on this chart. It illustrates the same story: hospital capacity has been declining for years, even while admissions have started to rise.

        I expect this trend to continue for at least the next several years.

        Although many of the public hospital companies have stepped up their capital investments and are expanding capacity in their hospitals, all the for-profit companies together account for only 15% of U.S. hospitals.

        The vast majority remain not-for-profit hospitals and systems, many of which are still struggling financially and simply cannot reinvest in their facilities.

PAUSE

        We've taken a fair bit of time today going through all the various elements driving our growth.

        Some are fundamental drivers of core growth that will propel Tenet earnings to grow in the mid- to high-teens range each year for the next several years.

        Others are more cyclical in nature, and these are the factors that generate periods of higher growth, such as we've posted in recent periods.

        Pricing is the main driver of that higher growth, and we recognize that it cannot last forever, nor should it. At some point, pricing will moderate and our earnings growth will return to the mid- to high-teens level.

        But the market must know that already, since our shares have never traded consistent with the 30 and 40% growth rates we've posted in the past five quarters.

        And now, I'd like to turn it over to Paul Russell, Tenet's Senior Vice President of Investor Relations. Paul?

P. Russell Speaking

Slide: Larger, More Sophisticated Hospitals

        Hello, everyone. The growth that Jeff has just explained did not occur overnight. We've reached this position today after years of building the right portfolio of hospitals, and working to identify and implement best practices for managing virtually all aspects of their operations. Let me give you a quick overview.

        Today, Tenet owns 113 hospitals in 16 states. Our hospitals are, on average, larger and more sophisticated. We tend to operate big, urban hospitals—many of which provide tertiary and even quaternary services. In fact, Tenet is the largest operator of academic medical centers in the U.S., offering the most sophisticated procedures, such as organ transplants.

        This chart shows the average number of beds per hospital. Tenet is represented in the bar on the right with 247 beds per hospital. This is significantly higher than the typical rural hospital company, the national average and HCA.

        Since building this portfolio of hospitals, we've directed an intense focus on improving and growing our company. Here are the results.....

CHANGE SLIDE

Slide: EPS Growth

        We've now posted 11 consecutive quarters in which EPS from operations grew 20% or higher.

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Slide: Profitability Increasing

        All the way down the income statement—EBITDA margins, EBIT margins and pretax margin—are expanding.

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Slide: Cash Flow

        Cash flow trends have been very strong.

        This chart shows cash flow from operations on a rolling last-12-months basis. At the August quarter, we exceeded $2.5 billion in cash flow from operations.

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Slide: Free Cash Flow

        Free cash flow, even after significantly higher capital investments, totaled more than $1.6 billion in the 12 months ended August.

        And we expect continued strong trends going forward.

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Slide: Returns Improving

        The returns for our shareholders have been impressive.

        Our higher margins, and improved asset turnover, have driven up our return on assets.

        Return on equity has also shown significant improvement. And this despite substantial deleveraging.

CHANGE SLIDE

Slide: High Quality Earnings

        Let's spend a minute on the quality of Tenet's earnings.

        In the 12 months ended August, our earnings from operations were $2.53 per share. Our cash flow from operations was $5.03 per share. Our free cash flow from operations—after a significant increase in capital spending—was $3.29 per share.

        In other words, free cash flow per share was 1.3 times our EPS from operations. I believe that is an excellent indicator of the high quality of our earnings.

CHANGE SLIDE

Slide: Future Expectations

        And just a reminder before I wrap up, we expect continued strong trends going forward.

        Specifically, over the next several years, we expect EPS from operations to grow—EACH year—at a mid- to high-teens rate. And some years even higher. We expect our current fiscal year, 2003, to be one of those years of higher growth.

        Even after adjusting FY02 results for the adoption of SFAS 142—and yes, after a 59% increase in the outlier threshold on October 1—we expect EPS from operations to grow at least 25% in fiscal '03.

        We've built a strong portfolio of excellent hospitals. We have very diversified sources of growth. And we are using today's opportunities to position for the future.

        We've paid down debt and restructured the balance sheet.

        We've stepped up capital investments in our hospitals.

        We're focused on all the things that really matter—improving physician and patient satisfaction; lowering turnover and making ourselves the employer of choice in healthcare, and identifying and disseminating best clinical practices to improve outcomes for our patients.

        We are positioning ourselves to ensure that the Tenet of tomorrow is even stronger.

        Thank you for joining us. We'd be happy to take any questions you might have.

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  Exhibit 99.1